Exhibit 10.2

Pursuant to Item 601(b)(10)(iv) of Regulation S-K of the Securities Act of 1933, as amended, certain information has been excluded from this Exhibit 10.1 by removing the excluded text and inserting “[****]” in its place. Such information has been excluded from this Exhibit 10.2 because the registrant customarily and actually treats such information as private or confidential, and it is (i) not material and (ii) would cause competitive harm to the registrant if it was publicly disclosed.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of this ____9th___ day of __March,2024____, is made by and between ALPHA PLOTTER, LLC, a California limited liability company (the “Pledgor”), and METEN SERVICE USA CORP., a [****] company (the “Secured Party”), with an address at [****].

Under the terms hereof, the Secured Party desires to obtain and the Pledgor desires to grant the Secured Party security for all of the Obligations (as hereinafter defined).

NOW, THEREFORE, the Pledgor and the Secured Party, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) “Collateral” shall include the Pledgor’s tangible property, fixtures, leasehold improvements, trade fixtures, equipment and other property located at [****] which described on Exhibit A attached hereto and made a part hereof (the “Pledged Property”); all general intangibles relating to or arising from the Pledged Property, all cash and non-cash proceeds (including insurance proceeds) of the Pledged Property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.

(b) “Acquisition Agreement” means that certain acquisition and purchase agreement, dated as of the date hereof, made between Pledgor and Secured Party.

(c) “Obligations” shall include all debts, liabilities, obligations, covenants and duties owing from the Pledgor to the Secured Party of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether evidenced by or arising under the Acquisition Agreement or this Agreement or, whether absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

(d) “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State of North Carolina. Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC.

2. Grant of Security Interest. To secure the Obligations, the Pledgor, as Pledgor, hereby assigns and grants to the Secured Party, as secured party, a continuing lien on and security interest in the Collateral.

3. Change in Name or Locations. The Pledgor hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit A hereto and made part hereof, or if the Pledgor changes its name or form or jurisdiction of organization, or establishes a name in which it may do business, the Pledgor will immediately notify the Secured Party in writing of the additions or changes. The Pledgor’s chief executive office is listed in the Notice section below.

4. Representations and Warranties. The Pledgor represents, warrants and covenants to the Secured Party that: (a) the Pledgor has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Secured Party created by this Agreement; (b) except as herein provided, the Pledgor will not hereafter without the Secured Party’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to the Secured Party; and (c) the Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

5. Pledgor’s Covenants. The Pledgor covenants that it shall:

(a) from time to time and at all reasonable times allow the Secured Party, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, wherever located. The Pledgor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Secured Party may require to vest in and assure to the Secured Party its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees;

(b) If any of the Collateral is, at any time, in the possession of a bailee, Pledgor shall promptly notify Secured Party thereof and, if requested by Secured Party, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without the further consent of Pledgor.

6. Negative Pledge; No Transfer. The Pledgor will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral or use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

7. Further Assurances. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the North Carolina Uniform Commercial Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the North Carolina Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to (i) whether Pledgor is an organization, the type of organization and (ii) any organization identification number issued to Pledgor. Pledgor agrees to furnish any such information to Secured Party promptly upon request. Pledgor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

8. Events of Default. The Pledgor shall, at the Secured Party’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) the failure to complete and deliver the construction by May 31, 2024 under the Acquisition Agreement; (b) the failure by the Pledgor to return the deposit to Secured Party pursuant to the Acquisition Agreement; (c) the failure by the Pledgor to perform any of its other Obligations under the Acquisition Agreement or this Agreement within ten (10) days of notice from Secured Party of the same; (d) falsity, inaccuracy or material breach by the Pledgor of any written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor; (e) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against the Pledgor or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (f) the failure of the Secured Party to have a perfected first priority security interest in the Collateral; or (g) any indication or evidence received by the Secured Party that the Pledgor may have directly or indirectly been engaged in any type of activity which, in the Secured Party’s discretion, might result in the forfeiture of any property of the Pledgor to any governmental entity, federal, state or local.

9. Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Secured Party may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Secured Party’s remedies include, but are not limited to, to the extent permitted by law, the right to (a) peaceably by its own means or with judicial assistance enter the Pledgor’s premises and take possession of the Collateral with prior notice to the Pledgor or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Pledgor’s premises, and (d) require the Pledgor to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Pledgor at least five (5) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Secured Party’s reasonable attorney’s fees and legal expenses, incurred or expended by the Secured Party to enforce any payment due it under this Agreement either as against the Pledgor, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Pledgor waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

10. Payment of Expenses. At its option, the Secured Party may, but is not required to: discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral; pay for required insurance on the Collateral; and pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Secured Party to be necessary. The Pledgor will reimburse the Secured Party on demand for any payment so made or any expense incurred by the Secured Party pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Secured Party.

11. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as any party may give to the other in writing for such purpose.

12.  Preservation of Rights. No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power. The Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

13. Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor therefrom will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

15. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

16. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

17. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Agreement in whole or in part without the Secured Party’s prior written consent and the Secured Party at any time may assign this Agreement in whole or in part.

18. Interpretation. In this Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one Pledgor, the obligations of such persons or entities will be joint and several.

19. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State of [****]. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State OF [****], except that the laws of the State where any Collateral is located, if different, shall govern the creation, perfection and foreclosure of the liens created hereunder on such property or any interest therein. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the State of North Carolina; provided that nothing contained in this Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Secured Party and the Pledgor agree that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

20. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE SECURED PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR AND THE SECURED PARTY ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

(EXECUTION PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

PLEDGOR:

ALPHA PLOTTER, LLC

By:	/s/ Bo Tian
Name:	Bo Tian
Title:	GENERAL MANAGER
Date:	3/5/2024

SECURED PARTY:

METEN SERVICE USA CORP.

By:	/s/ Jun He
Name:	Jun He
Title:	CEO
Date:	3/5/2024

Exhibit A

1.	[****] transformers [****].

2.	[****] distribution panels.

3.	[****] mining containers equipped with Power Distribution Units (PDUs) and internet connections.

4.	[****] feet of copper wire.

5.	Internet access equipment.

6.	Security cameras and recording equipment.

7.	[****] industrial exhaust fans.

8.	[****] wooden frame water curtains.